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                                                                       Exhibit 2

                                                                  Execution Copy

                           SMARTFORCE OPTION AGREEMENT

         THIS SMARTFORCE OPTION AGREEMENT (this "Agreement") is made and entered into as of June 10, 2002 among SkillSoft Corporation, a Delaware corporation ("SkillSoft"), and SmartForce Public Limited Company, a public limited company organized under the laws of the Republic of Ireland ("SmartForce"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement (as defined below).

         RECITALS

         A. SmartForce, the Transitory Subsidiary, as defined below, and SkillSoft have entered into an Agreement and Plan of Merger dated June 10, 2002 (the "Merger Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of SmartForce ("Transitory Subsidiary") with and into SkillSoft. Pursuant to the Merger, all outstanding capital stock of SkillSoft will be converted into the right to receive American Depository Shares of SmartForce ("SmartForce ADSs") evidenced by American Depository Receipts of SmartForce ("SmartForce ADRs").

         B. As a condition to SmartForce's willingness to enter into the Merger Agreement, SmartForce has requested that SkillSoft agree, and SkillSoft has so agreed, to grant to SmartForce an option to acquire shares of SkillSoft common stock, par value $0.001 per share (the "SkillSoft Common Stock") upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Option. Subject to the terms and conditions of this Agreement, SkillSoft hereby grants to SmartForce an irrevocable option (the "Option") to purchase up to __________ shares of SkillSoft Common Stock [19.9% of the issued and outstanding shares of SkillSoft Common Stock on the date of this Agreement] (as adjusted as set forth herein) (the "Option Shares"), in the manner set forth below by paying cash at a price of $_____ per share [the closing price of the SkillSoft Common Stock immediately prior to signing] (the "Exercise Price").

         2.  Exercise of Option.

             (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by SmartForce, in whole or in part, at any time or from time to time (i) after the termination of the Merger Agreement under the conditions described in clauses (ii) or (iii) of Section 8.3(c) of the Merger Agreement or (ii) immediately prior to the occurrence of any event causing the termination fee to become payable pursuant to clause (i) of Section 8.3(c) of the Merger Agreement (any of the conditions described in this sentence being referred to herein as

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an "Exercise Event"). In the event SmartForce wishes to exercise the Option,
SmartForce will deliver to SkillSoft a written notice (each an "Exercise Notice") specifying the total number of Option Shares it wishes to purchase. Each closing of a purchase of Option Shares (a "Closing") will occur on a date and at a time prior to the termination of the Option designated by SmartForce in an Exercise Notice delivered at least two business days prior to the date of such Closing, which Closing will be held at the principal offices of SkillSoft.

         (b) The Option will terminate upon the earliest of (i) the Effective Time, (ii) twelve months following the date on which the Merger Agreement is terminated pursuant to Section 8.1(d) thereof under the circumstances under which the termination fee may become payable under clause (i) of Section 8.3(c), if no event causing such termination fee to become payable pursuant to clause
(i) of Section 8.3(c) of the Merger Agreement occurs during such twelve-month period, (iii) twelve months following the date on which the termination fee is paid pursuant to Section 8.3(c) of the Merger Agreement and (iv) the date on which the Merger Agreement is otherwise terminated; provided, however, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act or the Irish Mergers Act will not have expired or been terminated, then the Option will not terminate until the tenth business day after such impediment to exercise has been removed or has become final and not subject to appeal.

     3. Conditions to Closing. The obligation of SkillSoft to issue Option Shares to SmartForce hereunder is subject to the conditions that (A) any waiting period under the HSR Act or the Irish Mergers Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state, local or foreign administrative agency or commission or other Federal, state, local or foreign governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will each use commercially reasonable efforts, to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4. Closing. At any Closing, SkillSoft will deliver to SmartForce a certificate representing the number of shares of SkillSoft Common Stock designated by SmartForce in its Exercise Notice, such certificate to be registered in the name of SmartForce and to bear the legend set forth in Section 10 hereof, against delivery of payment by SmartForce to SkillSoft of the Exercise Price for shares of SkillSoft Common Stock so designated and being purchased by delivery of immediately available funds.

     5. Representations and Warranties of SkillSoft. SmartForce represents and warrants to SmartForce that (A) SkillSoft is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by SkillSoft and consummation by SkillSoft of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SkillSoft and no other corporate proceedings on the part of SkillSoft are necessary to authorize

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this Agreement or any of the transactions contemplated hereby; (C) this
Agreement has been duly executed and delivered by SkillSoft and constitutes a legal, valid and binding obligation of SkillSoft and, assuming this Agreement constitutes a legal, valid and binding obligation of SmartForce, is enforceable against SkillSoft in accordance with its terms subject to the Bankruptcy and Equity Exception; (D) except for any filings required under the HSR Act or the Irish Mergers Act, SkillSoft has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued shares of SkillSoft Common Stock for SmartForce to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional shares of SkillSoft Common Stock or other securities which may be issuable pursuant to Section 9 upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued and fully paid; (E) upon delivery of certificates representing SkillSoft Common Stock and any other securities to SmartForce upon exercise of the Option, SmartForce will acquire such shares of SkillSoft Common Stock or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by SmartForce and by applicable securities laws; (F) the execution and delivery of this Agreement by SkillSoft does not, and the performance of this Agreement by SkillSoft will not, (i) conflict with or violate SkillSoft Charter Documents or equivalent organizational documents of any of SkillSoft's Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to SkillSoft or any of its Subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SkillSoft's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SkillSoft or any of its Subsidiaries pursuant to any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SkillSoft or any of its Subsidiaries is a party or by which SkillSoft or any of its Subsidiaries or any of their respective properties are bound or affected; and (G) the execution and delivery of this Agreement by SkillSoft does not, and the performance of this Agreement by SkillSoft will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act or the Irish Mergers Act.

     6. Representations and Warranties of SkillSoft. SmartForce represents and warrants to SkillSoft that (A) SmartForce is a public limited company duly organized, validly existing and in good standing under the Republic of Ireland and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by SmartForce and consummation by SmartForce of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SmartForce and no other corporate proceedings on the part of SmartForce are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by SmartForce and constitutes a legal, valid and binding obligation of SmartForce and, assuming this Agreement constitutes a legal, valid and binding obligation of SkillSoft, is enforceable against SmartForce in accordance with its terms subject to the Bankruptcy and Equity Exception; (D) except for any filings required under the HSR Act or

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the Irish Mergers Act, SmartForce has taken all necessary corporate and other action to permit it to exercise the Option; (E) the execution and delivery of this Agreement by SmartForce does not, and the performance of this Agreement by SmartForce will not, (i) conflict with or violate the organizational documents of SmartForce or any of its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to SmartForce or any of its Subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SmartForce's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SmartForce or any of its Subsidiaries pursuant to any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SmartForce or any of its Subsidiaries is a party or by which SmartForce or any of its Subsidiaries or its or any of their respective properties are bound or affected; (F) the execution and delivery of this Agreement by SmartForce does not, and the performance of this Agreement by SmartForce will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act or the Irish Mergers Act; and (G) SmartForce is an "accredited investor" within the meaning of Rule 501 under the Securities Act and the Option and any Option Shares that SmartForce may hereafter purchase are being purchased by SmartForce for its own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Securities Act and applicable state securities and blue sky laws. SmartForce has sufficient knowledge and experience in investing in securities similar to the Option and to the Option Shares so as to be able to evaluate the risks and merits of any investment in the Option and in the Option Shares and is able financially to bear the risks thereof, including a complete loss of its investment.

     7.  Certain Rights.

         (a) SmartForce Put. At the request of and upon notice by SmartForce (the "Put Notice"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), SkillSoft (or any successor entity thereof) will purchase from SmartForce all or any portion of the Option, to the extent not previously exercised, at the price which equals the difference between the Market/Tender Offer Price (as defined below) for SkillSoft Common Stock as of the date SmartForce gives notice of its intent to exercise its rights under this Section 7(a) and the Exercise Price, multiplied by the number of shares of SkillSoft Common Stock purchasable pursuant to the Option. The "Market/Tender Offer Price" shall mean the higher of (A) the highest price per share of SkillSoft Common Stock offered to be paid by any person pursuant to any Acquisition Proposal with respect to SkillSoft which was made after the date of this Agreement and on or prior to the delivery of the Put Notice and not terminated or withdrawn as of the date of delivery of the Put Notice and (B) the average closing sale price of the SkillSoft Common Stock on the Nasdaq National Market during the 20 trading days ending on and including the trading day immediately preceding such date. For purposes of determining the highest price offered pursuant to any Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale

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price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of SkillSoft.

         (b) Payment and Redelivery of Option. In the event SmartForce exercises its rights under Section 7(a) by delivery of a Put Notice, SkillSoft will, within five business days after SmartForce delivers such Put Notice, pay the required amount to SmartForce in immediately available funds and SmartForce will surrender to SkillSoft all or such portion of the Option with respect to which the Put Notice relates and SkillSoft shall, upon receipt of the Option or any portion of the Option, immediately terminate such Option or portion of such Option so surrendered.

     8.  Registration Rights.

         (a) During the period beginning on the date of the termination of the Merger Agreement in accordance with its terms and until such date as of which all Option Shares issued to SmartForce may be sold pursuant to Rule 144(k) of the Securities Act (the "Registration Period"), SmartForce (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to SkillSoft (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "Registrable Securities") in order to permit the sale or other disposition of any or all of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision.

         (b) The Registrant will use commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities requested to be registered in the Registration Notice (a "Demand Registration Statement") and to keep such registration statement effective for a period up to 180 calendar days from the day such registration statement first becomes effective to permit the Holder to effect such sale or other disposition; provided, however, that the Holder will not be entitled to more than an aggregate of four effective Demand Registration Statements hereunder. The obligations of the Registrant hereunder to file a Demand Registration Statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of the Registrant shall have determined, in its good faith judgment, that the filing of such Demand Registration Statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect the Registrant or otherwise materially interfere with or adversely affect any pending or proposed offering of securities of the Registrant or any other material transaction involving the Registrant. The Registrant will use commercially reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If, during the Registration Period, the Registrant shall propose to register under the Securities Act the offering, sale and delivery of shares of SkillSoft Common Stock for cash

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pursuant to a firm commitment underwriting, it shall, in addition to the
Registrants other obligations under this Section 8, allow the Holder the right to participate in such registration for its Registrable Securities (a "Piggy-back Registration") provided that the Holder participates in the underwriting, and such participation will not affect the obligation of the Registrant to effect Demand Registration Statements for the Holder under this
Section 8; provided that, if the managing underwriters of such offering advise the Registrant in writing that in their opinion the number of shares of SkillSoft Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Registrant may reduce or eliminate the shares requested to be included therein by the Holder pro rata based on the number of shares intended to be included therein by other stockholders of the Registrant. The Registrant shall not be required to effect more than two Piggy-back Registrations at the request of the Holder pursuant to this Section 8. In connection with any offering, sale and delivery of shares of SkillSoft Common Stock pursuant to a registration statement effected pursuant to this Section 8, the Registrant and the Holder shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution, and opinions of counsel. The registration rights under this Section 8 shall not apply to any shares acquired upon exercise of the Option to the extent such shares may be sold pursuant to Rule 144(k) under the Securities Act.

           (c) The registration rights set forth in this Section 8 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

           (d) A registration effected under this Section 8 will be effected at the Registrant's expense, except for underwriting discounts and commissions and expenses of the Holder's counsel, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

           (e) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of
Section 15 of the Securities Act, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in

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connection with any such registration, qualification or compliance, and the
Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made (i) in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person of the Holder or (ii) in a preliminary prospectus (or in a prospectus that was subsequently amended or supplemented) if a copy of the final prospectus (or amendment or supplement) filed with the Securities and Exchange Commission ("SEC") was not furnished to the person asserting the claim, loss, damage, liability or expense at or prior to the time such action is required by the Securities Act, and if such final prospectus (or amendment or supplement) cured the untrue statement, alleged untrue statement, omission or alleged omission giving rise to the claim, loss, damage, liability or expense.

                (i) The Holder will indemnify the Registrant, each of its directors and officers, each person who controls the Registrant within the meaning of Section 15 of the Securities Act, and each other seller of securities covered by such registration statement against all claims, expenses, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or offering circular or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and the Holder will reimburse the Registrant, such directors, officers or control persons or such other selling stockholders for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or offering circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Registrant by the Holder or any director, officer or control person of the Holder for use therein; provided, that in no event will any indemnity under this Section 8(e) exceed the gross proceeds of the offering received by the Holder.

                (ii) Each party entitled to indemnification under this Section 8(e) (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential

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materially differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 8(e) except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. Unless the Indemnified Party consents in writing (which consent shall not be unreasonably withheld), no Indemnifying Party, in the defense of any such claim or litigation, will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

     9. Adjustment Upon Changes in Capitalization. In the event of any change in SkillSoft Common Stock by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that SkillSoft will receive, upon exercise of the Option, the number and class of shares or other securities or property that SkillSoft would have received in respect of SkillSoft Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     10. Restrictive Legends. Each certificate representing Option Shares issued to SmartForce hereunder will include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SMARTFORCE OPTION AGREEMENT DATED AS OF JUNE 10, 2002, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     It is understood and agreed that the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been sold pursuant to a registration statement under the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     11. Listing and HSR or Irish Mergers Act Filing. SkillSoft, upon the request of SmartForce, will promptly file an application or notice to list the shares of SkillSoft Common

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Stock to be acquired upon exercise of the Option for quotation on the Nasdaq
National Market and will use commercially reasonable efforts to obtain approval or effectiveness of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and any applicable Irish governmental authority all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act or the Irish Mergers Act to permit the acquisition of the shares of SkillSoft Common Stock subject to the Option at the earliest possible date.

     12. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Certificates representing shares sold in a registered public offering pursuant to Section 8 will not be required to bear the legend set forth in Section 10.

     13. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of this Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

     14. Entire Agreement. This Agreement, the Merger Agreement and any other agreements referred to in the Merger Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     15. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as the other party may reasonably deem necessary in order to consummate the transactions contemplated hereby.

     16. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

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     17. Notices. All notices and other communications hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally or (b) on the date of confirmation of receipt of transmission by telecopy or telefacsimile or by commercial delivery service, to the parties in the manner set forth in the Merger Agreement.

     18. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to any conflict of law rules.

     19. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement, including taxes and duties arising from the actions taken pursuant to this Agreement, will be paid by the party incurring such expenses.

     20. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     21. Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

     22. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

     23. Profit Limitation.

         (a) Notwithstanding any other provision in this Agreement, in no event shall SmartForce's Total Profit (as defined below) exceed the amount of the fee set forth in Section 8.3(c) of the Merger Agreement (the "Maximum Profit") and, if SmartForce's Total Profit otherwise would exceed the Maximum Profit, SmartForce, at its sole discretion shall either (i) reduce the number of Option Shares subject to the Option, (ii) pay cash to SkillSoft, or (iii) any combination of the foregoing, so that SmartForce's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing action.

         (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount (before taxes) of (A) any excess of (x) the net cash amounts or fair market value of any property received by SmartForce pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) as determined in good faith by the Board of Directors of SkillSoft on the date of the receipt of such property by SmartForce over (y) SmartForce's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by SmartForce on the repurchase of the Option by SkillSoft pursuant to Section 7, plus (C) any termination fee paid by SkillSoft and received by SmartForce pursuant to the Merger Agreement, minus (ii) the amounts of any cash previously paid by SmartForce to SkillSoft pursuant to this Section 23.

     (c) The provisions of this Section 23 shall survive any termination or cancellation of the Option under the terms of this Agreement or otherwise.

                  [Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                         SKILLSOFT CORPORATION


                                         By:   /s/ Charles. E. Moran
                                               ---------------------------------
                                         Name:       Charles E. Moran
                                         Title:      President and CEO


                                         SMARTFORCE PUBLIC LIMITED COMPANY


                                         By:   /s/ Gregory M. Priest
                                               ---------------------------------
                                         Name:       Gregory M. Priest
                                         Title:      Chairman and CEO